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                                                                   Exhibit 10.13

                   AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT


        THIS AMENDMENT NO. 1 TO THE AGREEMENT made as of December 26, 1992, between STORAGE DIMENSIONS, INC., a Delaware corporation (the "Employer"), and Robert Bylin (the "Employee"), is made as of this __ day of March, 1998.


                                   WITNESSETH:

        WHEREAS, Employer and Employee entered into an Employment Agreement on December 22, 1992 (the "Agreement") by which Employee currently serves as Vice President and Chief Financial Officer of Employer;

        WHEREAS, Employer and Employee now desire to amend the Agreement to change the benefits payable to Employee in the event of termination of Employee's employment or consulting relationship with Employer.

        NOW, THEREFORE, in consideration of the premises, the covenants contained herein, and other good and valuable consideration, the Employer and the Employee hereby amend the Agreement as follows:

        1. Amendment to Section 4.1(b) of the Agreement. Section 4.1(b) of the Agreement is hereby amended to read in its entirety as follows:

               "(b) In addition, for so long as Employee continues to be engaged by Employer or any subsidiary thereof as an employee or a consultant and for the period during which Employer or any subsidiary thereof makes severance payments to Employee pursuant to Section 5.3(a), Employee will not, without the express written consent of Employer, directly or indirectly engage, participate or invest in or assist, as owner, part owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization other than Employer whose activities or products are competitive with activities or products of Employer or any subsidiary thereof in which activities Employee shall have participated or as to which products Employee shall have had responsibility either in their development, marketing or otherwise, provided that Employee may make passive investments in a competitive enterprise the shares of which are publicly traded if Employee's investment constitutes less than 5% of the outstanding shares of such enterprise. The foregoing agreement not to compete shall apply in any and all cities and counties of each state of the United States of America in which the activities of Employer or any subsidiary thereof shall have been conducted, or the products of any of them sold, on or before the date upon which Employee's employment by Employer or any subsidiary thereof ceases."


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        2. Amendment to Section 4.2 of the Agreement. Section 4.2 of the
Agreement is hereby amended to add the following sentence to the end of Section
4.2 of the Agreement:

        "For purposes of this Section 4.2, the term "Employer" shall be deemed to include Storage Dimensions, Inc. or its successor and any entity which is a subsidiary of the foregoing during the period in which the noncompetition agreement set forth in Section 4.1 is in effect."

        3. Amendment to Section 5.1 of the Agreement. Section 5.1 of the Agreement is hereby amended to add the following language to the end thereof:

        "or until terminated pursuant to Section 5.2 of this Agreement, as amended."

        4. Amendment of Section 5.2 of the Agreement.

                (a) Section 5.2(b) is hereby amended to delete the phrase "thirty (30) days" from the first sentence thereof.

                (b) Section 5.2(b) of the Agreement is hereby amended to add the following language to the end of Section 5.2(b):

               "Any termination of Employee's status as an employee or consultant of the Employer (but not a change in status from employee to consultant) following a "Change in Control", whether at Employer's or Employee's option (other than a termination by Employer under Section 5.2(c)), shall be deemed to be a termination by Employer pursuant to this Section 5.2(b) and Employer shall make severance payments as provided in Section 5.3(a). "Change of Control" shall mean any merger or sale of substantially all of the assets of the Employer or other transaction pursuant to which the stockholders of Employer before such transaction no longer hold at least 50% of the voting securities of the Employer after such transaction. In no event, however, shall the change in Employee's title contemplated under Section 2.1 of this Agreement, as amended, or any commensurate change in Employee's duties be a termination pursuant to this Section 5.2(b) or trigger Employer's obligation to make severance payments under Section 5.3(a)."

                (c) Section 5.2 of the Agreement is hereby amended to add a new subsection (d), as follows:

                "(d) If, following termination of Employee's employment with Employer by either Employee or Employer, the parties mutually determine that Employee should be retained as a consultant to Employer, the parties will execute the Consulting Agreement attached hereto as Exhibit B."

        5. Amendment of Section 5.3(a) of the Agreement. Section 5.3(a) of the Agreement is hereby amended to read in its entirety as follows:


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               "(a) Upon a termination described in Section 5.2(b), Employer shall pay to Employee for a period of 47 weeks following such termination one hundred percent (100%) of Employee's regular weekly base salary in effect on the date of termination of Employee's employment or consulting relationship hereunder (less applicable income tax withholding), such amount to be payable in equal installments on the Company's normal payment date for employees beginning on the payment date next following the date of such termination. In the event of such termination, the stock option referred to in Section 3.2(b), and any subsequently granted stock options, shall be exercisable only to the extent vested as of such termination in accordance with their terms; provided, however, that such options shall be amended by the Company in order to provide that they may be exercised, to the extent exercisable at the time of such termination, for a period of one year from the date of such termination (provided, however, that the extension of time in which the options may be exercised shall only be triggered if the termination is at the Employer's option or is mutually agreed to by Employer and Employee)."

        6. Amendment of Section 6.2 of the Agreement. Section 6.2 shall be amended to add the following as a new paragraph immediately following the paragraph which begins "To Employer":

        "provided, however, that notwithstanding the foregoing, following the Closing Date, any notice to be delivered hereunder to Employer shall instead be sent to the following address:

               Artecon, Inc.
               6305 El Camino Real
               Carlsbad, California  92009
               Attn:  James L. Lambert, President and CEO"

        7. No other Amendment. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.


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        IN WITNESS WHEREOF, the undersigned have executed this Amendment to the
Employment Agreement as of the day and year first above written.


                                         STORAGE DIMENSIONS, INC.



                                      By:
                                         ---------------------------------------
                                         Brian Fitzgerald, Chairman of the Board



                                         ---------------------------------------
                                                    Robert Bylin


The foregoing amendment is consented to pursuant to Section 5.2 of the Merger Agreement.

ARTECON, INC.


-----------------------------------
James L. Lambert
President and CEO

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                                                                       Exhibit B

                              CONSULTING AGREEMENT



        This Consulting Agreement (the "Agreement") is effective as of February ____, 1998 between Storage Dimensions, Inc., a Delaware corporation (the "Company") and Robert Bylin (the "Consultant").

                                    RECITALS

        A. The Company and Consultant are parties to that certain employment agreement (the "Employment Agreement"), dated December 26, 1992, by and between the Company and Consultant, as amended, a copy of which is attached hereto.

        B. The parties have determined to end Consultant's employment relationship with the Company and to enter into a Consulting Agreement by which Consultant would perform certain services for the Company.

        In consideration of the mutual covenants herein contained the Company and the Consultant agree as follows:

        1. Services.

               (a) The Consultant shall provide consulting services to the Company in such matters as may be agreed upon by the Consultant and the Company. In such capacity, Consultant shall have the duties and responsibilities determined by the Company's Board, and shall report to the Company's Chief Executive Officer or such other person designated by the Board.

               (b) Unless otherwise determined by the Company and Consultant, the Consultant shall render such services to the Company on a full-time basis and shall not accept other employment during the term of this Agreement. Consultant shall not participate in Company employee benefit plans in which he participated at the time of termination of his employment with the Company, other than under COBRA or similar laws and at Consultant's expense.

        2. Compensation. As full consideration for the consulting services provided by the Consultant, the Company shall pay to the Consultant the Consultant's monthly salary as an employee of the Company in effect on the date of termination of Consultant's employment with the Company, payable in accordance with the regular payroll procedures of the Company. In addition to the foregoing amount, the Company shall promptly reimburse the Consultant for all reasonable expenses incurred by the Consultant in providing consulting services under this Agreement.

        3. Competition. The Consultant represents to the Company that the Consultant does not have any agreement with any other party, firm, or company which would preclude Consultant from fulfilling his obligations hereunder.



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        4. Confidentiality. The parties agree that the Proprietary Information and Assignment of Inventions Agreement previously executed by the parties with respect to Consultant's former employment with the Company shall remain in full force and effect during the term of this Agreement.

        5. Return of Materials. The Consultant agrees to promptly return, following the termination of this Agreement or upon earlier request by the Company, all drawings, tracings, and written materials in the Consultant's possession and (i) supplied by the Company in conjunction with the Consultant's consulting services under this Agreement or (ii) generated by the Consultant in the performance of consulting services under this Agreement.

        6. Defense and Indemnification. The Company agrees, at its sole expense, to defend the Consultant against, and to indemnify and hold the Consultant harmless from, any claims or suits by a third party against the Consultant or any liabilities or judgments based thereon, either arising from the Consultant's performance of services for the Company under this Agreement or arising from any Company products which result from the Consultant's performance of services under this Agreement.

        7. Term and Termination.

               (a) Either party may terminate this Agreement at any time and for any reason upon two weeks notice to the other.

               (b) Termination of this Agreement shall not affect (i) the Company's obligation to pay for services previously performed by the Consultant or expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement under paragraph 2, above, (ii) the Company's obligations to defend and indemnify the Consultant under paragraph 6 above,
(iii) the Consultant's continuing obligations to the Company under paragraphs 4 and 5, above, or (iv) the Company's obligations to make severance payments pursuant to the Employment Agreement following termination of this Agreement.

        8. Miscellaneous.

               (a) This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be; provided, however, the obligations hereunder of each party to the other are personal and may not be assigned without the express written consent of such other party.

               (b) The relationship created by this Agreement shall be that of independent contractor, and the Consultant shall have no authority to bind or act as agent for the Company or its employees for any purpose.

               (c) This Agreement shall be construed in accordance with California law.

               (d) Notice or payments given by one party to the other hereunder shall be in writing and deemed to have been properly given or paid if deposited with the United States Postal Service, registered or certified mail, addressed to the Company's principal executive officer, in the care of the Company, or to the address of Consultant shown in the records of the Company.

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               (e) This Agreement replaces all previous agreements and the discussions relating to the subject matters hereof and this Agreement and the Employment Agreement constitute the entire agreement between the Company and the Consultant with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or representative of the Company, or by any written documents unless it is signed by an officer of the Company and by the Consultant.

               (f) If any term or provision of this Agreement is deemed invalid, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, this Agreement (save only this sentence) shall be invalid.

               (g) This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Consulting Agreement effective the date first stated above.

                                            STORAGE DIMENSIONS, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------



-------------------------------
Robert Bylin
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